EXHIBIT 23










INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-42295, 333-43565, 333-57083, 333-61437, 333-66861, 333-79417, 333-83049, 333-31980,
333-49876, 333-52902 and 333-76894 and Form S-8, File Nos. 33-49979, 33-50012,
33-55804, 33-56103, 333-16041, 333-57661, 333-58007, 333-66353, 333-81901,
333-92357, 333-50928, 333-57460, 333-63002 and 333-74200 of our reports dated
January 14, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2001.




/s/ Deloitte & Touche LLP

New York, New York
February 28, 2002